EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-103239, 333-63010, 333-50528, 333-35416, 333-93037 and 333-108918) of Agile Software Corporation of our report dated July 9, 2004, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/    PRICEWATERHOUSECOOPERS LLP

San Jose, California

July 9, 2004